REALTOR® EQUAL HOUSING OPPORTUNITY

ADDENDUM/AMENDMENT TO

☑ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR

☐ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ____

COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ____

Further described or commonly known as:

Address [redacted] ____ Unit # ____

City [redacted] ____ State of South Carolina

Other ____ TMS 146-11-08-055

The undersigned Parties hereby agree as follows:

The Buyer's name shall be assigned / changed to [redacted]

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at ____ ☐ AM ☐ PM on ____ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] dotloop verified 06/06/22 8:57 AM PDT WGDO-6WB-FZE6-6URS **Date:** **Time:**

BUYER: **Date:** **Time:**

Date: **Time:**

Date: **Time:**

SELLER: [redacted] dotloop verified 06/08/22 6:16 PM EDT 8FVN-IAVM-WHZP-7C2J **Date:** **Time:**

SELLER: Daniela Nunez dotloop verified 06/08/22 12:57 PM EDT POSP-HVKY-W6X9-YWPN **Date:** **Time:**

Date: **Time:**

Date: **Time:**

[redacted] BUYER ____ BUYER [redacted] SELLER [redacted] SELLER HAVE READ THIS PAGE

8:57 AM PDT dotloop verified — 6:16 PM EDT dotloop verified — 12:57 PM EDT dotloop verified

Phone: ____ Fax: ____